UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2020

HOOKIPA PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38869	81-5395687

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, 72nd Floor Suite 7240 New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2020, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of HOOKIPA Pharma Inc. (the “Company”) appointed Jean-Charles Soria, M.D., Ph.D, as a director of the Board, effective immediately. Dr. Soria will serve as a Class II director, to serve until the Company’s annual meeting of stockholders in 2021.

Dr. Soria is a Professor of Medicine and Medical Oncology at the University of Paris-Saclay and has served as General Director of the Gustave Roussy Cancer Center since December 2019. During his tenure at the Gustave Roussy Cancer Center, Dr. Soria has held a number of positions, including Chairman of the Department of Drug Development from 2013 to 2017, member of the Lung Cancer Division focusing on targeted therapies from 2001 to 2017, Chief of the Gustave Roussy SITEP from 2008 to 2013 and Director of the Gustave Roussy Site for Integrated Research on Cancer Program from 2013 to 2017. From 2017 to 2019, Dr. Soria was Senior Vice President at Medimmune LLC, a fully owned subsidiary of AstraZeneca, where he was responsible for early oncology research and development with specific responsibility for immunotherapy, antibody-drug conjugates and cell therapy. Dr. Soria was also Adjunct Professor of Medicine at the MD Anderson Cancer Center from 2013 to 2017.

Dr. Soria will be compensated for his service as a non-employee director pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”). As a non-employee director, Dr. Soria is entitled to an initial option to purchase 19,200 shares of the Company’s common stock and is also entitled to receive an annual cash retainer of $40,000 and additional annual stock option awards, subject to his continued service on the Board. Dr. Soria may elect to receive stock options in lieu of such annual cash retainer.

The Company also entered into an indemnification agreement with Dr. Soria in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Dr. Soria and any other persons pursuant to which he was selected as a director, and Dr. Soria has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2020	HOOKIPA Pharma Inc.

	By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer (Principal Executive Officer)